UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2006
MAVERICK TUBE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-10651	43-1455766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16401 Swingley Ridge Road, Seventh Floor, Chesterfield, Missouri 63017
(Address of principal executive offices)
(636) 733-1600
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On July 28, 2006, Maverick Tube Corporation (“Maverick”) received early termination of the waiting period for U.S. antitrust review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the proposed merger of Maverick with Tenaris S.A. (“Tenaris”).
     On August 2, 2006, Maverick issued a news release announcing that the Canadian Competition Bureau has completed its review of the proposed merger under the Competition Act (Canada) and has issued an Advance Ruling Certificate in respect of the merger. A copy of the news release announcing the receipt of such Advance Ruling Certificate is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety. Maverick will also publish the news release on its website, www.mavericktube.com, under the heading “Investor Relations.”
     The termination of the Hart-Scott-Rodino waiting period and the receipt of the Advance Ruling Certificate satisfy two of the conditions to Tenaris’ acquisition of Maverick. Consummation of the merger, which is expected to occur late in Maverick’s third fiscal quarter or early in Maverick’s fourth fiscal quarter, remains subject to other customary closing conditions, including approvals from other regulatory entities and approval of the merger by Maverick’s stockholders.
Item 9.01. Financial Statements and Exhibits.
(d)          Exhibits.

Exhibit No.	Exhibit Description

99.1	News Release dated August 2, 2006

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAVERICK TUBE CORPORATION
Date: August 2, 2006	By:	/s/ Joyce M. Schuldt
		Name:	Joyce M. Schuldt
		Title:	Senior Vice President - Finance, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Exhibit Description

99.1	News Release dated August 2, 2006